SPECTRUM BRANDS, INC.

8 1/2% SENIOR SUBORDINATED NOTES DUE 2013

FIFTH SUPPLEMENTAL INDENTURE
Dated as of March 29, 2007

to

INDENTURE
Dated as of September 30, 2003

U.S. BANK
NATIONAL ASSOCIATION,
as Trustee

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of March 29, 2007 among Spectrum Brands, Inc., a Wisconsin corporation (formerly, Rayovac Corporation) (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 30, 2003, as supplemented by the Supplemental Indenture dated as of October 24, 2003, the Second Supplemental Indenture dated as of January 20, 2005, the Third Supplemental Indenture dated as of February 7, 2005 and the Fourth Supplemental Indenture dated as of May 3, 2005 (the “Indenture”), providing for the issuance of the Company’s 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”); and

WHEREAS, the Company has offered to exchange the Notes for new Variable Rate Toggle Senior Subordinated Notes due 2013 (the “Offer”) and have solicited the consents of the Holders to certain amendments to the provisions of the Indenture and a waiver of certain alleged or existing defaults, pursuant to the Offering Circular and Consent Solicitation Statement, dated March 16, 2007 (the “Offering Circular”); and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  Amendments. Subject to paragraph 9 hereof, the Indenture is hereby amended as follows:

(a)	Section 4.03, the covenant entitled “Reports,” shall be amended in its entirety to read “SECTION 4.03. Intentionally Omitted.”;

(b)	Section 4.04, the covenant entitled “Compliance Certificate,” shall be amended in its entirety to read “SECTION 4.04. Intentionally Omitted.”;

(c)	Section 4.05, the covenant entitled “Taxes,” shall be amended in its entirety to read “SECTION 4.05. Intentionally Omitted.”;

(d)	Section 4.06, the covenant entitled “Stay, Extension and Usury Laws,” shall be amended in its entirety to read “SECTION 4.06. Intentionally Omitted.”;

(e)	Section 4.07, the covenant entitled “Restricted Payments,” shall be amended in its entirety to read “SECTION 4.07. Intentionally Omitted.”;

(f)	Section 4.08, the covenant entitled “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” shall be amended in its entirety to read “SECTION 4.08. Intentionally Omitted.” ;

(g)	Section 4.09, the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock,” shall be amended in its entirety to read “SECTION 4.09. Intentionally Omitted.”;

(h)	Section 4.10, the covenant entitled “Asset Sales,” shall be amended in its entirety to read “SECTION 4.10. Intentionally Omitted.”;

(i)	Section 4.11, the covenant entitled “Transactions with Affiliates,” shall be amended in its entirety to read “SECTION 4.11. Intentionally Omitted.”;

(j)	Section 4.12, the covenant entitled “Liens,” shall be amended in its entirety to read “SECTION 4.12. Intentionally Omitted.”;

(k)	Section 4.13, the covenant entitled “Corporate Existence,” shall be amended in its entirety to read “SECTION 4.13. Intentionally Omitted.”;

(l)	Section 4.14, the covenant entitled “Offer to Repurchase Upon Change of Control,” shall be amended in its entirety to read “SECTION 4.14. Intentionally Omitted.”;

(m)	Section 4.15, the covenant entitled “Limitation on Senior Subordinated Debt,” shall be amended in its entirety to read “SECTION 4.15. Intentionally Omitted.”;

(n)	Section 4.16, the covenant entitled “Designation of Restricted and Unrestricted Subsidiaries,” shall be amended in its entirety to read “SECTION 4.16. Intentionally Omitted.”;

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(o)	Section 4.17, the covenant entitled “Payments for Consent,” shall be amended in its entirety to read “SECTION 4.17. Intentionally Omitted.”;

(p)	Section 4.18, the covenant entitled “Business Activities,” shall be amended in its entirety to read “SECTION 4.18. Intentionally Omitted.”;

(q)	Section 4.19, the covenant entitled “Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries,” shall be amended in its entirety to read “SECTION 4.19. Intentionally Omitted.”;

(r)	Section 4.20, the covenant entitled “Additional Note Guarantees,” shall be amended in its entirety to read “SECTION 4.20. Intentionally Omitted.”;

(s)	Section 5.01, entitled “Merger, Consolidation, or Sale of Assets,” shall be amended in its entirety to read “SECTION 5.01 Intentionally Omitted.”;

(t)	Section 5.02, entitled “Successor Corporation Substituted,” shall be amended in its entirety to read “SECTION 5.02. Intentionally Omitted.”; and

(u)	Subsections (v) and (vi) of Section 6.01 relating to “Events of Default,” shall be amended in their entirety to read “(v) Intentionally Omitted” and “(vi) Intentionally Omitted.”

Nothing in this Supplemental Indenture shall be deemed to delete any provision from the Indenture to the extent that it is required or deemed to be included by operation of the TIA.

3.  Waiver. Subject to paragraph 9 hereof, to the fullest extent permitted by the Indenture, any Alleged Default (as defined in the Offering Circular) is hereby waived.

4.  GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.  Severability. In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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6.  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or electronic PDF shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7.  No Modification. Except as expressly waived, amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby and entitled to the benefits hereof.

8.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.  Effectiveness. This Fifth Supplemental Indenture shall become effective on and as of the date and time that the counterparts hereto shall have been executed and delivered by each of the parties hereto (the “Effective Time”). On or after the Effective Time, on the earliest date that Exchange Consideration (as defined in the Offering Circular) has been issued pursuant to the Offer, the Fifth Supplemental Indenture will become operative as of the date hereof.

10.    Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TETRA HOLDING (US), INC.

By:	/s/ James T. Lucke
Name: James T. Lucke
Title: Assistant Secretary

ROV HOLDING, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President

ROVCAL, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President and Treasurer

UNITED INDUSTRIES CORPORATION

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Executive Vice President, Treasurer and Chief Financial Officer

SCHULTZ COMPANY

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Officer

SPECTRUM NEPTUNE US HOLDCO CORPORATION

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

UNITED PET GROUP, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Officer

DB ONLINE, LLC
By: United Pet Group, Inc., Its Sole Member

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Officer

SOUTHERN CALIFORNIA FOAM, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Officer

AQUARIA, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Office

AQUARIUM SYSTEMS, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Office

PERFECTO MANUFACTURING, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Vice President, Treasurer and Chief Financial Office

[Signature Page to Fifth Supplemental Indenture]

SPECTRUM BRANDS, INC.

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Richard Proksoch
Name: Richard Prokosch
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]